                                                                   Exhibit 10(t)

AFTER RECORDING RETURN TO:
Christopher L. Carson, Esq.
Jones, Day, Reavis & Pogue
3500 One Peachtree Center
303 Peachtree Street
Atlanta, Georgia  30308-3242



                                LEASE AGREEMENT

                           Dated as of July 30, 1997

                                    Between

                        WACHOVIA CAPITAL MARKETS, INC.,
                                as the Lessor,

                                      and

                           SCIENTIFIC-ATLANTA, INC.,
                                 as the Lessee


--------------------------------------------------------------------------------

This Lease Agreement is also a deed to secure debt and security agreement between the Lessee, SCIENTIFIC-ATLANTA, INC., with an address at One Technology Parkway, South, Norcross, Georgia 30092-2967, as grantor and debtor, and the Lessor, WACHOVIA CAPITAL MARKETS, INC., with an address at 191 Peachtree Street, N.E., Atlanta, Georgia 30303, as grantee and secured party, securing indebtedness in the amount of THIRTY EIGHT MILLION AND NO/100 DOLLARS ($38,000,000.00). The collateral subject to the security interest includes personal property that is, or may become, fixtures attached to the real property described in this Lease Agreement. This Lease Agreement should be filed and recorded in the real estate records as a lease and as a deed to secure debt and fixture filing. WACHOVIA CAPITAL MARKETS, INC. should be indexed as the grantor of the lease and the grantee of the deed to secure debt and security interest. SCIENTIFIC-ATLANTA, INC. should be indexed as the grantee of the Lease and the grantor of the deed to secure debt and security interest. The maturity date (unless extended as provided herein) of this instrument is July 30, 2004. The addresses of the Lessee and the Lessor are set forth on the signature pages hereof.

                               TABLE OF CONTENTS

                                                              PAGE


Section 1.      Certain Defined Terms........................   1

Section 2.      Lease of Facility............................   2

Section 3.      Payments.....................................   3

Section 4.      Estate in Land...............................   7

Section 5.      Credit Agreement; Agency Agreement...........   7

Section 6.      Title to Remain in the Lessor................   8

Section 7.      Maintenance of the Facility; Operations......   8

Section 8.      Modifications................................   9

Section 9.      Further Assurances...........................   9

Section 10.     Compliance with Governmental Requirements and
                Insurance Requirements: Related Contracts....  10

Section 11.     Condition and Use of Facility; Quiet
                Enjoyment....................................  10

Section 12.     Liens; Transfers.............................  12

Section 13.     Permitted Contests...........................  13

Section 14.     Insurance, etc...............................  14

Section 15.     Termination; Cancellation; Purchase Option...  17

Section 16.     Transfer of Title on Removal of Facility;
                Expenses of Transfer.........................  20

Section 17.     Events of Default and Remedies...............  22

Section 18.     Change in the Lessee's Name or Structure.....  26

Section 19.     Inspection; Right to Enter Premises of the
                Lessee.......................................  26

Section 20.     Right to Perform the Lessee's Covenants......  26

Section 21.     Participation by Co-Lessees or Sublessees....  27


                               TABLE OF CONTENTS
                               -----------------
                                  (continued)
                                                              Page
                                                              ----
Section 22.     Notices......................................  28

Section 23.     Amendments and Waivers.......................  28

Section 24.     Severability.................................  28

Section 25.     Federal Income Tax Considerations............  28

Section 26.     Other Provisions.............................  29

Section 27.     Miscellaneous................................  33

Section 1.      Certain Defined Terms........................   1

Section 2.      Lease of Facility............................   1

Section 3.      Payments.....................................   3

Section 4.      [ RESERVED ].................................   8

Section 5.      Credit Agreement; Agency Agreement...........   8

Section 6.      Title to Remain in the Lessor................   8

Section 7.      Maintenance of the Facility; Operations......   9

Section 8.      Modifications................................  10

Section 9.      Further Assurances...........................  11

Section 10.     Compliance with Governmental Requirements and
                Insurance Requirements: Related Contracts....  11

Section 11.     Condition and Use of Facility; Quiet
                Enjoyment....................................  12

Section 12.     Liens........................................  14

Section 13.     Permitted Contests...........................  14

Section 14.     Insurance, etc...............................  15

Section 15.     Termination; Cancellation; Purchase Option...  17


                               TABLE OF CONTENTS
                               -----------------
                                  (continued)
                                                              Page
                                                              ----
Section 16.     Transfer of Title of Facility; Expenses of
                Transfer.....................................  20

Section 17.     Events of Default and Remedies...............  23

Section 18.     Change in the Lessee's Name or Structure.....  26

Section 19.     Inspection; Right to Enter Premises of the
                Lessee.......................................  26

Section 20.     Right to Perform the Lessee's Covenants......  27

Section 21.     Participation by Co-Lessees or Sublessees....  27

Section 22.     Notices......................................  28

Section 23.     Amendments and Waivers.......................  29

Section 24.     Severability.................................  29

Section 25.     Federal Income Tax Considerations............  29

Section 26.     Other Provisions.............................  29

Section 27.     Option to Purchase Parcels...................  34

Section 28.     Miscellaneous................................  37

EXHIBIT A       Description of Site


                                LEASE AGREEMENT


     This Lease Agreement dated as of July 30, 1997, (as the same may be amended, modified or supplemented from time to time, this "Lease") is between
                                                           -----
WACHOVIA CAPITAL MARKETS, INC., a Georgia corporation (together with its successors and permitted assigns, the "Lessor"), and SCIENTIFIC-ATLANTA, INC., a
                                       ------
Georgia corporation (together with its successors and permitted assigns, the

"Lessee").
-------

                                   RECITALS
                                   --------

          WHEREAS, the Lessor has acquired, pursuant to the terms of the Ground Lease (defined in Schedule 1(b)), a leasehold interest in certain real property in Gwinnett County, Georgia, described in greater detail on Exhibit A (the

"Site"), together with existing improvements thereon, and all appurtenances
 ----
thereto and has entered into certain agreements described in greater detail in that certain Credit and Investment Agreement bearing even date herewith entered into by and among Lessor, Lessee, Wachovia Bank, N.A. and certain other parties thereto from time to time (the "Credit Agreement") to construct certain
                                ----------------
Improvements on the Site in accordance with the Permitted Use and applicable law consisting of 2 buildings, and a parking deck on the Site to be used for commercial office space and light assemblage facilities, together with related enhancements and improvements in accordance with the Permitted Use and applicable law; and

          WHEREAS, subject to the terms and conditions of this Lease, the Lessee desires to lease from the Lessor the Site and such enhancements and Improvements beginning on the Lease Commencement Date for the purpose of occupying and using the Site and such enhancements and improvements as commercial office space and light assemblage facilities in accordance with the terms and conditions set forth in this Lease.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lessor and the Lessee agree as follows:

          Section 1.  Certain Defined Terms.
                      ---------------------

               (i) In this Lease, the terms "Lease," "Lessee," and "Lessor" shall have the meanings indicated above.

               (ii) As used in this Lease, all other capitalized terms shall have the meanings assigned such terms in Schedule 1(b) attached hereto and by reference made a part hereof.

          Section 2.  Lease of Facility.
                      -----------------

          (a) During the term of and subject to the terms and conditions of this Lease, the Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor, the Facility for the Lease Term to be occupied and used (i) to cause Completion of the Facility during the portion of the Lease Term consisting of the Construction Term in accordance with the Agency Agreement and (ii) for and only for the Permitted Use with respect to the Basic Term. The entire Facility shall become subject to this Lease as of the effective date hereof; provided that the Lessor will deliver possession of the Facility to Lessee for occupancy and operation in accordance with the Permitted Use in conjunction with and to the extent permitted by certificates of occupancy issued by the applicable Governmental Authority.

          (b) Unless earlier terminated in accordance with the other provisions hereof, including without limitation, Sections 15 and 17, this Lease shall terminate on the Scheduled Lease Termination Date. If, but only if, (i) the Maturity Date of the Loans and Lessor Investment shall have been extended pursuant to Section 2.09 of the Credit Agreement to the extended Scheduled Lease Termination Date proposed by the Lessee as provided herein, and (ii) the Lessee, on any day that is not less than six (6) months and no more than twelve (12) months prior to the then current Scheduled Lease Termination Date shall have requested in writing to the Lessor and the Agent the extension of the then current Scheduled Lease Termination Date for up to five (5) years expiring on or before the fifth (5th) year anniversary of the then current Scheduled Lease Termination Date, then the Lessor shall consent to such extension in writing and the Scheduled Lease Termination Date shall be extended to the date requested by the Lessor which date shall be on or prior to (as requested by the Lessee) the fifth (5th) year anniversary of the then current Scheduled Lease Termination Date; provided, that in no case shall there be more than 3 such extensions. Any
      --------
such extension shall be effective upon the execution of documentation evidencing the same (which the Lessor agrees to execute promptly upon request of the Lessee if the Lessor's consent to such extension is to be given pursuant hereto), and containing such additional terms as the Agent, acting in its sole discretion, may require; provided that no such documentation or additional terms shall impose any additional liability on Lessor.

     In the event it is determined at any time that the term of this Lease will not be extended beyond the original Scheduled Lease Termination Date, or if Agent declares an Event of Default, the Lessee shall give to the Lessor and the Agent written notice as provided below specifying which of the options under Section

15(a)(ii) of this Lease the Lessee intends to exercise upon the applicable Lease Termination Date:

          (x) if the Scheduled Lease Termination Date is not to be extended because the Agent or any Lender (or assignee thereof) has refused or is deemed to have refused the Lessee's request for extension, then the Lessee shall give the Lessor notice within thirty (30) days of the earlier to occur of (A) the date the Lessee receives written notice of said refusal or
     (B) the date of such deemed refusal pursuant to Section 2.09 of the Credit Agreement;

          (y) if the Scheduled Lease Termination Date is not to be extended because the Lessee chooses not to request such extension, the Lessee shall give the Lessor notice on any date that is not less than six (6) months and no more than twelve (6) months prior to the then current Scheduled Lease Termination Date; and

          (z) if the Agent declares an Event of Default, the Lessee shall give the Lessor notice within five (5) Business Days of the date the Lessee receives written notice of the Agent's declaration of an Event of Default.

     In the event the Lessee fails to give timely written notice to the Lessor on or before the dates herein provided, the Lessee shall be deemed to have elected to purchase the Facility on the Lease Termination Date for the Purchase Price.

          Section 3.  Payments.
                      --------

          (a) Basic Rent.  The Lessee shall pay to the Agent, for the account of
              ----------
the Lessor, the Agent or the Lenders, as the case may be, on the Rent Payment Date for each Rental Period the amount of Basic Rent due for such Rental Period.

          (b) Interim Special Rent.  In the event that the Lessee, the Agent and
              --------------------
the Lessor, after receipt of the Approved Appraisal and consultation with Arthur Andersen LLP (or such other "Big 6" accounting firm as the Lessee may select), determine that GAAP will require additional rent to be paid in addition to Basic Rent in order to effectuate the Lessor's and Lessee's intentions with respect to the characterization of this Lease under GAAP, then, in such event, Lessee shall pay to the Agent, for the account of the Lessor such additional rent as may be agreed upon among the Lessee, the Agent and the Lessor ("Interim Special Rent").
                                                         --------------------

          (c) Final Rent Payment.  In addition to Basic Rent, Interim Special
              ------------------
Rent and Supplemental Rent, on the Lease Termination Date (whether on the Scheduled Lease Termination Date or due to the occurrence of a Cancellation Event or a Termination Event or otherwise), the Lessee shall pay to Lessor the Final Rent Payment or, if the Lease Termination Date occurs by reason of the occurrence of a Non-Completion Event, the Completion Costs Payment.

          (d) Supplemental Rent.  In addition to Basic Rent, Interim Special
              -----------------
Rent and the Final Rent Payment, the Lessee will also pay to the Agent, for the account of the Lessor, the Agent or the Lenders, as the case may be, from time to time, on the First Business Day of each month after accrual (if any) thereof, upon demand by the Agent or the Lessor, as additional rent ("Supplemental Rent")
                                                             -----------------
the following (but without duplication of any amounts included in the calculation of Rent):

          (i) all out-of-pocket costs and expenses reasonably incurred by the Lessor or the Agent in connection with the preparation, negotiation, execution, delivery, performance and administration of this Lease and the other Operative Documents, including, but not limited to, the following:
     (A) fees and expenses of the Lessor and the Agent, including, without limitation, reasonable attorneys' fees and expenses and the fees and expenses for the Approved Appraisal, the Related Contracts, and the Surveys, the Environmental Assessment, the Soil Test Reports, the title policy referred to in Section 28(a)(xi); (B) all other amounts, owing to the Lessor, the Agent and the Lenders pursuant hereto or any other Operative Documents, including, without limitation, fees, indemnities, expenses, compensation in respect of increased costs of any kind or description payable under the Credit Agreement or any other Operative Document; (C) all yield maintenance, capital adequacy and other costs contemplated under Article V of the Credit Agreement, and (D) all out-of-pocket costs and expenses incurred by the Lessor or the Agent (and, in the case of clause (3) below, any Lender) after the date of this Lease (including, without limitation, reasonable attorneys' fees and expenses and other expenses and disbursements reasonably incurred) associated with (1) negotiating and entering into, or the giving or withholding of, any future amendments, supplements, waivers or consents with respect to this Lease;
     (2) any Loss Event, Casualty Occurrence or termination of this Lease; (3) any Default or Event of Default and the enforcement and preservation of the rights or remedies of the Lessor under this Lease and the other Operative Documents; and all reasonable costs and expenses incurred by the Agent or any of its affiliates in initially syndicating all or any portion of their interests under the Operative Documents, including, without limitation, the related reasonable fees and out-of-pocket expenses of counsel for the Lessor or the Agent or their affiliates, travel expenses, duplication and printing costs and courier and postage fees, and excluding any fees paid to the Lessor or the Agent; and

          (ii) all other amounts that the Lessee agrees herein to pay other than Basic Rent, Interim Special Rent, the Final Rent Payment and amounts described in clause (i) above.

          (e) Computations.  All computations of Basic Rent shall be made by the
              ------------
Lessor on the basis of a year of 360 days (or, in the case of computations based on the Prime Rate, 365/366 days), in each case for the actual number of days (including the first day but excluding the last day) occurring in the Rental Period for which such Basic Rent payments are payable. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Rent; provided, however, that if such extension would cause payment of Basic Rent to
--------  -------
be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (f) No Offsets.  This Lease is an absolute net lease, and Rent and all
              ----------
other sums payable by the Lessee hereunder shall be paid without notice except as otherwise expressly provided herein, and the Lessee shall not be entitled to any abatement, reduction, setoff, counterclaim, defense or deduction with respect to any Rent or other sums payable hereunder. The obligations of the Lessee to pay Rent and all other sums payable hereunder shall not be affected by reason of: (i) any damage to, or destruction of, the Facility or any part thereof by any cause whatsoever (including, without limitation, fire, casualty or act of God or enemy or any other force majeure event); (ii) any condemnation, including, without limitation, a temporary condemnation of the Facility or any part thereof; (iii) any prohibition, limitation, restriction or prevention of the Lessee's use, occupancy or enjoyment of the Facility or any part thereof by any Person (other than by the Lessor in violation of this Lease); (iv) any matter affecting title to the Facility or any part thereof; (v) any eviction of the Lessee from, or loss of possession by the Lessee of, the Facility or any portion thereof, by reason of title paramount or otherwise (other than by the Lessor in violation of this Lease); (vi) any default by the Lessor hereunder or under any other Operative Document; (vii) the invalidity or unenforceability of any provision hereof or the impossibility or illegality of performance by the Lessor or the Lessee or both; (viii) any action of any Governmental Authority; or (ix) any other Loss Event, Casualty Occurrence or other cause or occurrence whatsoever, whether similar or dissimilar to the foregoing. The Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this

Lease, except as expressly provided in Section 15, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting the Lessor or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court. The Lessee waives all rights to terminate or surrender this Lease, except as expressly provided in Section 15, or to any abatement or deferment of Rent or other sums payable hereunder. The Lessee hereby waives any and all rights now or hereafter conferred by law or otherwise to modify or to avoid strict compliance with its obligations under this Lease. All payments made to the Lessor hereunder as required hereby shall be final and irrevocable, and the Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error.

          (g) Taxes.  Subject to the Lessee's contest rights under Section 13,
              -----
the Lessee agrees that it will promptly pay all Impositions imposed upon or levied or assessed against the Facility or any portion thereof, or against the Lessor, the Agent or any Lender in connection with the transactions contemplated by this Lease and the other Operative Documents, or imposed or levied upon, assessed against or measured by any Rent or other sums payable hereunder, or any sums levied in connection with the execution, delivery or recording of the Operative Documents, and will furnish to the Lessor upon request copies of official receipts or other proof evidencing such payment; provided, however,
                                                          --------  -------
that the Lessee shall not be obligated to pay (i) any Impositions that are based upon or measured by the Lessor's, the Agent's or any Lender's overall net income, or which are in substitution for, or relieve the Lessor, the Agent or any Lender from, any actual Imposition based upon or measured by the Lessor's, the Agent's or any Lender's overall net income (excluding, however, Impositions imposed with respect to the payment, receipt or accrual of any indemnity payment under this Lease or any other Operative Document); (ii) Impositions constituting franchise taxes imposed on Lessor, Agent or any Lender by the jurisdiction under the laws of which such Lender is organized or qualified or any political subdivision thereof or by the jurisdiction in which such Lender's lending office is located; or (iii) any Impositions attributable to the gross negligence or willful misconduct of the Lessor, Agent or any Lender. The Lessee further agrees that, subject to its rights under Section 13, it will, at its expense, do all things required to be done by the Lessor in connection with the levy, assessment, billing or payment of any Impositions that it is required to pay pursuant to the preceding sentence, and is hereby authorized by the Lessor to act for and on behalf of the Lessor in any and all such respects and to prepare and file, on behalf of the Lessor, all tax returns and reports required to be filed by the Lessor (other than federal income tax returns and documents related thereto, subject to Section 25) concerning the Facility. The Lessee's payment and other obligations under this Section 3(f) shall survive the termination of this Lease. In the event that any withholding or deduction from any payment to be made by the Lessee hereunder is required in respect of any Imposition pursuant to any Governmental Requirement, then the Lessee will:

          (1) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

          (2) promptly forward to the Lessor, if available, an official receipt or other documentation satisfactory to the Lessor evidencing such payment to such Governmental Authority; and

          (3) pay to the Lessor such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lessor will equal the full amount the Lessor would have received had no such withholding or deduction been required.

          (h) Payments to the Lessor.  All payments by the Lessee pursuant to
              ----------------------
this Lease shall be made by the Lessee to the Agent, for the account of the Lessor, the Agent or the Lenders, as the case may be. All such payments required to be made to the Agent shall be made not later than 12:00 noon, Atlanta, Georgia time, on the date due, in immediately available funds, to such account with the Agent as the Agent shall specify from time to time by notice to the Lessee. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, except as otherwise expressly provided herein or in the Credit Agreement, such payment shall be made on the next succeeding Business Day and such extension shall be included in computing Rent, interest, yield and fees, if any, in connection with such payment; provided, however, that if such
                                               -----------------
extension would cause such payment to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (i) Default Interest.  The Lessee shall pay on demand to the Lessor
              ----------------
interest at the Default Rate on all amounts payable by the Lessee to the Lessor hereunder on or before the date which is 5 days after the due date thereof until paid in full.

          Section 4.  Estate in Land.  This Lease creates an estate in land for
                      --------------
the benefit of Lessee subject to the applicability of the provisions set forth in Section 26.

          Section 5.  Credit Agreement; Agency Agreement.  The Lessee and the
                      ----------------------------------
Lessor are entering into the Credit Agreement with the Agent (and, upon the Syndication Effective Date, the Lenders) pursuant and subject to which the Lenders, upon the Syndication

Effective Date, will fund for the account of the Lessor the Lenders' pro rata share of the Funded Amount as therein provided up to but not exceeding, for the entire Facility, the Aggregate Loan Commitments, and the Lessor will fund its pro rata share of the Funded Amount as therein provided up to but not exceeding, for the entire Facility, the Lessor Investment Commitment. In addition, the Lessee is entering into the Agency Agreement with the Lessor pursuant to which the Lessee will act as the Acquisition/ Construction Agent for the Lessor in causing the completion of certain enhancements and improvements to the Site and Facility, and the purchase, manufacture, construction, improvement, renovation, assembly and installation of, the Facility, including negotiation and performance of all Related Contracts, obtaining all Applicable Permits and complying with all Governmental Requirements (including all Environmental Requirements) relating to the Facility. Upon funding pursuant to the Credit Agreement, title to all components of the Facility purchased with such funding shall be and remain in the Lessor, and such components, shall be subject to the terms and conditions of this Lease. The Facility and all components thereof shall be purchased, manufactured, constructed, improved, renovated, assembled or installed, as applicable, in accordance with the Related Contracts entered into by the Lessee pursuant to the Agency Agreement.

          Section 6.  Title to Remain in the Lessor.  The Lessor shall own 100%
                      -----------------------------
of the Lessor's leasehold estate with respect to the Site and the legal and beneficial interest in the Facility during the term of the Lessor's leasehold estate created pursuant to the Ground Lease. All accessories, equipment, parts, fixtures and devices affixed or placed on the Facility from time to time by the Lessee and all modifications, alterations, renovations or improvements to the Facility made by the Lessee shall be and become part of the Facility for all purposes of this Lease and shall be Property of the Lessor and subject to the terms of this Lease. This Lease shall not give or grant to the Lessee any right, title or interest in or to the Facility, except the rights expressly conferred by this Lease.

          Section 7.  Maintenance of the Facility; Operations.
                      ---------------------------------------

          (a) Subject to the Lessee's contest rights under Section 13, the Lessee shall, and it shall require and cause any and all employees, contractors, subcontractors, agents, representatives, affiliates, consultants and occupants at the Lessee's own cost and expense to: (i) cause the Facility to be maintained in all material respects in good order, repair and condition, subject to normal wear and tear, and take all action, and make all changes and repairs, structural and non-structural, foreseen and unforeseen, ordinary and extraordinary, which are required pursuant to any Governmental Requirement or Insurance Requirement at any time in effect to assure full compliance therewith in all material respects; and (ii) cause the Facility to continue to have at all times, in all material respects, and in compliance with all applicable Governmental Requirements and Insurance Requirements, the ability to be utilized commercially for the Permitted Use.

          (b) The Lessor shall not be required in any way to maintain, repair or rebuild the Facility or any portion thereof and the Lessee waives any right it may now or hereafter have to make any repairs at the expense of the Lessor pursuant to any Governmental Requirement at any time in effect or otherwise.

          (c) Subject to the Lessee's contest rights under Section 13, the Lessee shall, and it shall require and cause any and all employees, contractors, subcontractors, agents, representatives, affiliates, consultants and occupants at the Lessee's own cost and expense to: (i) comply with all applicable Environmental Requirements with regard to the Facility and all parts thereof; and (ii) use, employ, process, emit, generate, store, handle, transport, dispose of and/or arrange for the disposal of, any and all Hazardous Materials in, on or, directly or indirectly, related to or in connection with the Facility or any part thereof in a manner consistent with prudent industry practice and in compliance with any applicable Environmental Requirement. The Lessor and the Lessee hereby acknowledge and agree that the Lessee's obligations hereunder with respect to Environmental Requirements are intended to bind the Lessee with respect to matters and conditions involving the Facility or any part thereof.

          Section 8.  Modifications.  The Lessee shall make no modifications,
                      -------------
alterations, renovations or improvements to the Facility without the prior written consent of the Lessor, provided however, the Lessee shall have the right to make modifications, alterations, renovations or improvements to the Facility so long as such modifications, alterations, renovations or improvements do not (except as may be required by any Governmental Requirement) (i) materially reduce the value of the Facility as a whole; or (ii) materially and adversely affect the viability of the Facility consistent with its Permitted Uses. Within ten (10) Business Days of the end of each calendar quarter, an Authorized Officer of the Lessee shall deliver to the Lessor and the Agent a schedule certifying to the Agent's satisfaction: (x) the nature of the repairs, replacements, modifications, alterations, renovations or improvements to the Facility made during such quarter which constitute part of a project having a cost of at least $100,000.00 at the time made, and (y) that the Facility continues to remain, in all material respects, viable consistent with its Permitted Uses.

          Section 9.  Further Assurances.  The Lessee, at its expense, shall
                      ------------------
execute, acknowledge and deliver from time to time such further counterparts of this Lease or such affidavits, certificates, certificates of title, bills of sale, financing and continuation statements, consents and other instruments as may be required by applicable law or reasonably requested by the Lessor in order to evidence the Lessor's ground lease of the Site and title to remainder of the Facility and the Lessor's interests in this Lease, and shall, at the Lessee's expense, cause such documents to be recorded, filed or registered in such places as the Lessor may request and to be re-recorded, refiled or re-registered in such places as may be required by applicable law or at such times as may be required by applicable law in order to maintain and continue in effect the recordation, filing or registration thereof. The Lessor shall not grant or create pursuant to agreement any Lien on the Facility to any Person except Permitted Liens, Liens in favor of the Agent and the Lenders and Liens pursuant to this Lease, the Security Instruments and the other Operative Documents.

          Section 10.    Compliance with Governmental Requirements and Insurance
                         -------------------------------------------------------
Requirements: Related Contracts.  The Lessee, at its expense, will comply with
-------------------------------
all Governmental Requirements applicable to the Facility or any part thereof or the ownership, construction, operation, mortgaging, occupancy, possession, use, non-use or condition of the Facility or any part thereof, all Insurance Requirements, and all instruments, contracts or agreements affecting title to ownership of the Facility or any part thereof. In addition, the Lessee, so long as no Event of Default has occurred and is continuing, is hereby authorized by the Lessor to, and shall, fully and promptly keep, observe, perform and satisfy on behalf of the Lessor any and all obligations, conditions, covenants and restrictions of or on the Lessor or the Lessee under any and all Related Contracts so that there will be no default thereunder and so that the other parties thereunder shall be, and remain at all times, obliged to perform their obligations thereunder, and the Lessee, to the extent within its control, shall not permit to exist any condition, event or fact that could allow or serve as a basis or justification for any such Person to avoid such performance. So long as no Event of Default has occurred and is continuing, the Lessee shall have complete right and authority to terminate or monitor performance under the Related Contracts as the Lessee may deem appropriate, all without the approval of any other party to this Lease or any other Operative Document.

          Section 11.    Condition and Use of Facility; Quiet Enjoyment.
                         ----------------------------------------------

          (a) THE FACILITY IS LEASED AND THE LESSEE ACCEPTS AND TAKES POSSESSION OF THE FACILITY AS IS, WHERE IS, AND WITH ALL FAULTS AND IN THE CONDITION THEREOF AND SUBJECT TO THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, THE STATE OF THE TITLE THERETO, THE RIGHTS OF OWNERSHIP THEREIN AND SUBJECT TO ALL GOVERNMENTAL REQUIREMENTS NOW IN EFFECT OR HEREAFTER ADOPTED, IN EACH CASE AS IN EXISTENCE WHEN THE SAME FIRST BECOMES SUBJECT TO THIS LEASE, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND AS TO TITLE BY THE LESSOR, THE AGENT, ANY LENDER OR ANY PERSON ACTING ON BEHALF OF ANY OF THEM. THE LESSEE ACKNOWLEDGES AND AGREES THAT THE FACILITY HAS NOT BEEN SELECTED BY THE LESSOR, THE AGENT OR ANY LENDER, THAT NONE OF THE LESSOR, THE AGENT OR ANY LENDER HAS SUPPLIED ANY SPECIFICATIONS WITH RESPECT TO THE FACILITY AND THAT NONE OF THE LESSOR, THE AGENT OR ANY LENDER (I) IS A VENDOR OF, OR MERCHANT OR SUPPLIER WITH RESPECT TO, ANY OF THE PROPERTY COMPRISING THE FACILITY OR ANY PROPERTY OF SUCH KIND, (II) HAS MADE ANY RECOMMENDATION, GIVEN ANY ADVICE OR TAKEN ANY OTHER ACTION WITH RESPECT TO THE CHOICE OF ANY MANUFACTURER, SUPPLIER OR TRANSPORTER OF, OR ANY VENDOR OF OR OTHER CONTRACTOR, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY OF THE PROPERTY COMPRISING THE FACILITY, (III) HAS AT ANY TIME HAD PHYSICAL POSSESSION OF ANY SUCH PROPERTY, (IV) HAS MADE OR IS MAKING ANY WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE FACILITY, INCLUDING WITHOUT LIMITATION, WITH RESPECT TO TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE, THE DESIGN, CONDITION, QUALITY OF MATERIAL OR WORKMANSHIP, CONFORMITY TO SPECIFICATIONS, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, WHETHER ARISING PURSUANT TO THE UCC OR ANY OTHER PRESENT OR FUTURE LAW OR OTHERWISE, OR COMPLIANCE WITH APPLICABLE PERMITS OR OTHER GOVERNMENTAL REQUIREMENTS, OR (V) SHALL BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LIABILITY IN TORT, STRICT OR OTHERWISE). IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE FACILITY OR ANY PROPERTY OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER PATENT OR LATENT, NONE OF THE LESSOR, THE AGENT, OR ANY LENDER SHALL HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION 11 HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, BY THE LESSOR, THE AGENT AND THE LENDERS WITH RESPECT TO THE FACILITY OR ANY PROPERTY OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UCC OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT. THE PROVISIONS OF THIS SECTION 11 ARE INTENDED FOR THE BENEFIT OF THE LESSOR, THE AGENT AND THE LENDERS AND SHALL NOT BENEFIT ANY THIRD PARTY WHATSOEVER. IN PARTICULAR, THE PROVISIONS OF THIS SECTION 11 SHALL NOT BE APPLICABLE TO OR FOR THE BENEFIT OF ANY CONTRACTING PARTY UNDER ANY RELATED CONTRACT.

          (b) The Lessor hereby assigns to the Lessee, until the termination of this Lease upon the occurrence of an Event of Default, Cancellation Event or Termination Event hereunder, the benefits in respect of any Vendor's warranties or undertakings, express or implied, relating to the Facility (including any labor, equipment or parts supplied therewith), and, to the extent assignment of the same is prohibited or precludes enforcement of any such warranty or undertaking, the Lessor hereby subrogates the Lessee to its rights in respect thereof. The Lessor hereby authorizes the Lessee, at the Lessee's expense, to assert any and all claims and to prosecute any and all suits, actions and proceedings, in its own name or in the name of the Lessor, in respect of any such warranty or undertaking and, except during the continuance of an Event of Default, or after the occurrence of a Cancellation Event or Termination Event hereunder, to retain the proceeds received, and after the termination of this Lease or after the occurrence and during the continuation of an Event of Default, or after the occurrence of a Cancellation Event or Termination Event, to pay the same in the form received (with any necessary endorsement) to the Agent, for the account of the Lessor.

          (c) The Lessee may use the Facility for the Permitted Use provided that the value of the Facility is not diminished by any such use other than as a result of normal wear and tear in the ordinary course of business. During the term of this Lease, the Lessor covenants that unless an Event of Default, a Cancellation Event or a Termination Event has occurred and is continuing and except as may arise under a Permitted Lien or as may otherwise be contemplated under the Operative Documents, the Lessor will not, and will not permit any party claiming by, through or under the Lessor to, interfere with the peaceful and quiet possession and enjoyment of the Facility by the Lessee; provided,
                                                                  --------
however, that the Lessor, the Agent, the Lenders and their respective
-------
successors, assigns, representatives and agents may, upon reasonable notice to the Lessee, and upon execution of customary nondisclosure agreements, enter upon and examine the Facility or any part thereof at reasonable times, subject to the provisions of Section 19; and provided further, however, that the Lessor is not
                              ----------------  -------
hereby warranting the state or quality of the title to any part of the Facility. Any failure by the Lessor to comply with the foregoing provisions of this
Section 11(c) shall not give the Lessee any right to cancel or terminate this Lease, or to abate, reduce or make reduction from or offset against any Rent or other sum payable under this Lease or any other Operative Document, or to fail to perform or observe any other covenant, agreement or obligation hereunder or thereunder. The Lessee will not do, or fail to do, or permit or suffer to exist any act or thing, which action or thing or failure might impair the value, use or usefulness of the Facility for the Permitted Use in accordance with the design of the Facility, ordinary wear and tear excepted.

          Section 12.  Liens; Transfers.
                       ----------------

          (a) The Lessee will not directly or indirectly create, or permit to be created or to remain, and at the Lessee's expense will discharge within ten (10) days of notice of the filing or assertion thereof, by bond, deposit or otherwise, any Lien upon the Lease or any of the Facility except (i) any Lien being contested as permitted by and in accordance with Section 13, or (ii) Permitted Liens. The Lessor agrees that the Lessee shall have during the term of this Lease the exclusive right (so long as no Default has occurred and is continuing) to grant, create or suffer to exist Permitted Liens in the ordinary course of business and in accordance with prudent industry practices, provided that the fair market value or use of the Facility or the applicable part thereof for the Permitted Use is not materially lessened thereby. The Lessor agrees to execute such documents and take all other actions as shall be reasonably necessary, and otherwise to cooperate with the Lessee in connection with the matters described above, provided that all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Lessor in connection therewith shall be borne by the Lessee, and the Lessor shall not be required to execute any document that would, in the opinion of the Lessor, materially and adversely affect the value or use of the Facility or any part thereof for the Permitted Use or otherwise materially and adversely affect the transactions contemplated by the Operative Documents or the interests of the Lessor, the Agent or the Lenders in the Facility or under the Operative Documents or otherwise.

          (b) The Lessor will not directly or indirectly or create, or permit to be created or to remain, and will discharge, any Lien of any nature whatsoever on, in or with respect to, its interest in the Facility arising by or through it or its actions, except Permitted Liens.

          (c) The Lessee will not directly or indirectly sell, transfer, or otherwise dispose of its interest in the Facility; provided, however, (A) the
                                                   -----------------
foregoing clause (c) shall not apply to the creation of Permitted Liens, and (B) the Lessee may sublet the Facility or any portion thereof so long as (i) no Event of Default is in existence and (ii) each such sublease remains a Permitted Use.

          (d) The Lessee acknowledges and agrees that this Lessee is subsequent, inferior, junior and subordinate in all respects to the Liens created pursuant to the Security Instruments. The Lessee will not contest or otherwise challenge through litigation or by any other means the agreement of the parties hereto that the right, title and interest of the Agent, on behalf of the Lenders, as the secured party under the Security Instruments in and to the Facility is senior and superior to the right, title and interest of the Lessee under this Lease.

          Section 13.    Permitted Contests.  Notwithstanding any other
                         ------------------
provision of this Lease to the contrary, after prior written notice to the Lessor and provided there is no material risk of sale, forfeiture or loss of the Facility or any material part thereof or interest therein, the Lessee may at its expense contest any Imposition, Governmental Requirement, Environmental Notice, Environmental Judgments and Orders or any nonconsensual Lien which it is required to pay or comply with hereunder, by appropriate proceedings conducted in good faith and with due diligence, so long as such proceedings are effective to prevent the collection of such Imposition, Governmental Requirement, Environmental Notice, Environmental Judgments and Orders or Lien from the Lessor, the Agent, or the Lenders or against the Facility or any part thereof; provided, however, that the actions of the Lessee, as authorized by this Section
--------  -------
13, shall be subject to the express written consent of the Agent and the Lessor if such actions would subject the Agent, the Lessor or any such Lender or the Facility or any part thereof to any liability or loss not indemnified in full by the Lessee hereunder or any sanction, criminal or otherwise, for failure to pay any such Imposition or to comply with such requirement. The Lessee will pay, and save the Lessor, the Agent and each such Lender harmless against, all losses, Judgments and reasonable costs, including attorneys' fees and expenses, in connection with any such contest and will, promptly after the final determination of such contest, comply with such requirements and pay and discharge the amounts which shall be imposed or determined to be payable therein, together with all penalties, costs and expenses incurred in connection therewith. The Lessee shall prevent any foreclosure, judicial sale, taking, loss or forfeiture of the Facility or any part thereof, or any interference with or deductions from any Rent or any other sum required to be paid by the Lessee hereunder by reason of such nonpayment or nondischarge of an Imposition, or noncompliance with a requirement contemplated herein. The Lessor shall cooperate with the Lessee in any contest and shall allow the Lessee to conduct such contest (in the name of the Lessor, if necessary) at the Lessee's sole cost and expense; and the Lessee shall indemnify and hold the Lessor harmless (subject to the provisions relating to indemnities set forth in Section 11.03 of the Credit Agreement) from and against all liabilities, costs and expenses in connection with such contest. The Lessee shall notify the Lessor of each such proceeding within ten (10) days after the commencement thereof, which notice shall describe such proceeding in reasonable detail.

          Section 14.    Insurance, etc.
                         ---------------

          (a) The Lessee will, at its own expense, purchase and maintain, or cause to be purchased and maintained, throughout the term of this Lease, with financially sound and reputable insurance companies, insurance with respect to its business and the Facility in at least such amounts and against at least such risks (including on all its property, builder's risk during the Construction Term, public liability, and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

          (b) The Lessee shall bear all risk of loss (including any Loss Event or Casualty Occurrence), whether by casualty, theft, taking, confiscation or otherwise, with respect to the Facility or any part thereof, at all times during the term of this Lease until possession of the Facility has been accepted by the Lessor pursuant to Section 17.

          (c) So long as no Termination Event or Cancellation Event shall have occurred and no Event of Default shall have occurred and be continuing, any payments, whether constituting insurance proceeds, amounts paid by any Governmental Authority or otherwise, received by the Lessee or the Lessor upon the occurrence of any loss with respect to the Facility or part thereof (other than a Casualty Occurrence), whether as a result of casualty, theft, taking or other confiscation, shall be applied in payment for necessary repairs and replacement to the Facility to the extent permitted under the terms of this Lease, or to the extent the costs of such repairs and replacement shall have been paid by the Lessee, to the extent permitted under the terms of this Lease, to reimburse the Lessee. The Lessee shall be entitled to retain any excess funds remaining after necessary repairs and replacements have been completed and all costs therefor paid in full. Upon the occurrence of any Termination Event or Cancellation Event or upon the occurrence and during the continuance of any Event of Default, the Lessor shall be entitled to receive and retain any such payments for application to the obligations of the Lessee hereunder.

          (d) Upon a Casualty Occurrence, the Lessee shall give prompt notice thereof to the Lessor and shall within thirty (30) days of the date of such Casualty Occurrence either (i) offer to purchase the whole of the Facility for the Purchase Price as provided in Section 15(c) or (ii) provide the Lessor and the Agent with a replacement plan reasonably acceptable to the Lessor and the

Agent setting forth how the Lessee shall replace, or cause to be replaced, the portion of the Facility damaged by such Casualty Occurrence at the Lessee's own cost and expense, within six (6) months after the date of such Casualty Occurrence (but (x) in no event later than the Scheduled Lease Termination Date, and (y) if the Casualty Occurrence occurs during the Construction Term, in no event later than the last day of the Construction Term), such part of the Facility that is the subject of a Casualty Occurrence in accordance with this
Section 14(d). If the Lessee chooses the option set forth in clause (ii) of the preceding sentence, within the later to occur of (x) sixty (60) days after the date of the Casualty Occurrence and (y) satisfaction of all applicable Governmental Requirements, and obtaining all authorizations of Governmental Authorities, required therefor (but in no event later than ninety (90) days after the date of the Casualty Occurrence), the Lessee shall have commenced repairs or replacements as specified in the replacement plan and shall thereafter proceed diligently with such repairs and replacements to completion. After completion of the repairs and replacements, the Lessee shall demonstrate to the satisfaction of the Lessor and the Agent that operations, capacity and production from the Facility have been restored to the standards required for Completion.

          (e) All replacement Property of the Facility (other than temporary replacement parts and equipment installed pending installation of permanent replacement Property) installed pursuant to Section 14(d) shall be free and clear of all Liens except Permitted Liens, and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Property replaced immediately prior to the Casualty Occurrence to which such Property was subject. All amounts of insurance proceeds for Property losses and all other proceeds (whether resulting from damage or destruction or from condemnation, confiscation or seizure) relating to the Facility shall be deposited into the Restoration Account from any losses exceeding $3,500,000 per occurrence and held and released, together with accrued interest thereon, as hereinafter provided. So long as a Cancellation Event or Termination Event shall not have occurred and an Event of Default shall not have occurred and be continuing, and provided that the Lessor and the Agent shall have received a written application of the Lessee accompanied by a certificate of an Authorized Officer of the Lessee showing in reasonable detail the nature of any necessary repair, rebuilding and restoration, the actual cash expenditures necessary for such repair, rebuilding and restoration, the expected total expenditures required to complete such work and evidence that sufficient funds are or will be available to complete such work on a timely basis (such certificate to be acceptable to the Agent in all respects), then the amounts available in the Restoration Account, together with accrued interest thereon, shall be released by the Lessor immediately upon receipt of such certification or, if applicable, from time to time on the last Business Day of each month during the period of repair, rebuilding and restoration in payment therefor against presentation to the Lessor of a certificate executed by an Authorized Officer of the Lessee to the effect that expenditures have been made, or costs incurred, by or for the account of the Lessee or are reasonably anticipated to be made during the immediately following one month period in a specified amount for the purposes of making repairs, rebuilding and restoration in the amounts specified, that no Event of Default, Cancellation Event or Termination Event exists and all conditions precedent herein provided relating to such withdrawal and payment have been satisfied. Upon the occurrence of any Event of Default, Termination Event or Cancellation Event, the Lessor shall be entitled to retain all amounts in the Restoration Account for application to the obligations of the Lessee hereunder.

          (f) If any Loss Event or Casualty Occurrence shall occur, the Lessee shall promptly notify the Lessor and the Agent of such event in writing.

          Section 15.    Termination; Cancellation; Purchase Option; Application
                         -------------------------------------------------------
of Payments.
-----------

          (a) (i) The termination of this Lease (A) in accordance with Section 2(b) (whether upon the scheduled expiration hereof or by the refusal to agree to extend the then current Scheduled Lease Termination Date), or (B) as a result of the declaration by the Agent of an Event of Default, or Non-Completion Event, shall be a "Termination Event," the effect of which shall
                                   -----------------
     be to cause this Lease to terminate on the applicable Lease Termination
     Date.

               (ii) If a Termination Event occurs, the Lessee, on the Lease Termination Date, shall, in accordance with the terms of Section 2(b), without further notice or demand to the Lessee, either

          (A) purchase the Facility from the Lessor for the Purchase Price; or

          (B) so long as no Event of Default, Loss Event, Casualty Occurrence or Change of Control has occurred:

               (1) pay to the Lessor, or at the Lessor's option, to the Agent for the account of the Lessor, the Final Rent Payment or, if the Termination Event is a Non-Completion Event, the Completion Costs Payment and provide to the Lessor and the agent a satisfactory update of the Environmental Report; and

               (2) attempt to sell, in accordance with the terms of the Agency Agreement (until such Agency Agreement has been terminated by the Lessor in accordance with its terms), the Facility, as agent for the Lessor, without recourse or warranty by the Lessor, for a net cash purchase price not less than, and remit to the Lessor the net cash sales proceeds equal to, the Termination Value less any amount paid pursuant to Section 15(a)(ii)(B)(1). In accordance with the terms of the Agency Agreement after the Exclusivity Period (defined in the Agency Agreement) is over, the Lessor and/or the Agent shall also have the right (but not the obligation) to sell the Facility and/or solicit bids, each in its sole and absolute discretion.

          (b) (i) Each of the following events shall be a "Cancellation Event",
                                                           ------------------
     the effect of which shall be to cause this Lease to be terminated in accordance with the following provisions on the "Cancellation Date"
                                                      -----------------
     specified:

          (A) the occurrence of (1) an Event of Default (other than an Event of Default under Section 17(a)(iv) hereof or Section 9.01(h) or (i) of the Credit Agreement) and the delivery by the Agent to the Lessee of a notice stating that the Lessor elects to terminate this Lease by reason of the existence of such Event of Default, in which case the Cancellation Date will be the fifth (5th) Business Day after the date of delivery of said notice to the Lessee, or (2) an Event of Default under Section 17(a)(iv) hereof or Section 9.01(h) or (i) of the Credit Agreement in which case the Cancellation Date shall occur immediately upon the occurrence of such Event of Default; or

          (B) the occurrence of a Loss Event, in which case the Cancellation Date shall be the fifth (5th) Business Day after such event occurs; or

          (C) the occurrence of a Casualty Occurrence in respect of the Facility and the failure of the Lessee to purchase the Facility or to replace or repair the Facility or such part thereof in accordance with, and within the time required by, Section 14(d), including, without limitation, subsections
     (i) and (ii) thereof, and the delivery by the Agent to the Lessee of a notice after the expiration of such time stating that the Lessor elects to terminate this Lease by reason of the existence of such Casualty Occurrence, in which case the Cancellation Date shall be the fifth (5th) Business Day after the date of delivery of said notice; or

          (D) the occurrence of Change of Control and the delivery by the Agent (acting at the direction of the Required Lenders) to the Lessee of a notice stating that the Lessor elects to terminate this Lease by reason of the occurrence of such Change of Control, in which case the Cancellation Date will be the fifth (5th) Business Day after the date of delivery of said notice to the Lessee.

               (ii) If a Cancellation Event occurs, the Lessee, on the Cancellation Date, shall, without further notice or demand to the Lessee, either (A) purchase the Facility from the Lessor for the Purchase Price, or
     (B) pay to the Lessor the Termination Value. If requested by the Lessor, the Lessee shall pay the Purchase Price or the Termination Value, as the case may be, to the Agent for the account of the Lessor.

          (c) The Lessee may at any time deliver to the Lessor and the Agent notice of its intent to terminate this Lease on any Rent Payment Date that is not less than thirty (30) nor more than sixty (60) days after such notice (the

"Option Date"), in which case the Lessee shall purchase the Facility from the
------------
Lessor for the Purchase Price on the Option Date. Upon payment in full of the Purchase Price, this Lease shall terminate.

          (d) This Lease shall cease and terminate on the Lease Termination Date, Cancellation Date or Option Date, as applicable, except with respect to
(i) obligations and liabilities of the Lessee, actual or contingent, which arose under this Lease, or by reason of events or circumstances occurring or existing, on or prior to its termination, and which have not been satisfied (which obligations shall continue until satisfied and which include, but are not limited to, obligations for Rent and the Termination Value or the Purchase Price and amounts owing pursuant to Section 16), (ii) all rights and remedies of the Lessor under or in respect of this Lease, including without limitation the provisions of Section 26 hereof and (iii) obligations of the Lessee which by the terms of this Lease expressly survive termination. Promptly after the Lessee or the Lessor shall learn of the happening of any Termination Event or Cancellation Event, such party shall give notice thereof to the other party hereto and to the Agent.

          (e) In the event the Lessee elects to purchase the Facility upon the occurrence of a Termination Event (other than the expiration of this Lease on a Scheduled Lease Termination Date) or a Cancellation Event, Lessor in its sole discretion in order to ensure the orderly conveyance of the Facility may postpone the closing date for such conveyance (whether or not extended, the "Purchase Closing Date") to a reasonable date within sixty (60) days following the Lease Termination Date or Cancellation Date, as applicable; provided however, that notwithstanding any such postponement the Lessee shall nonetheless be required to deposit on or before the Lease Termination Date or Cancellation Date, as applicable, the Purchase Price (estimated at the time of the deposit) with the nationally recognized title insurance company which insured Lessor's leasehold interest in the Facility (or if such title company is unable or unwilling to serve in such capacity, a replacement nationally recognized title insurance company designated by the Lessor) to be held in escrow pending consummation of the closing on or before the extended Purchase Closing Date. The Lessor or Agent shall notify Lessee of any such postponement and the proposed extended Purchase Closing Date in writing on or before the Lease Termination Date or Cancellation Date, as applicable. Provided that the Lessee deposits the estimated Purchase Price on or before the applicable Lease Termination Date or Cancellation Date, as appropriate, the Lessee shall be deemed to have been granted a temporary license by the Lessor entitling the Lessee to retain possession of the Facility through the Purchase Closing Date provided that the Lessee complies with all obligations of the Lessee under this Lease with respect thereto as though this Lease were still in full force and effect (including without limitation, compliance with Permitted Use, maintenance and insurance coverage requirements). In the event of an extension of the Purchase Closing Date as herein contemplated, the Purchase Price (including the Completion Costs component thereof, if applicable) will be calculated as of such extended Purchase Closing Date. This Section 15(e) shall survive the termination of this Lease.

          Section 16.    Transfer of Title on Removal of Facility; Expenses of
                         -----------------------------------------------------
Transfer.
--------

          (a) Upon any sale or purchase of the Facility permitted by Section 15, the Lessor will transfer to the Lessee or the appropriate Third Party all of its title to and legal and beneficial ownership interest in the Facility (i) free and clear of any Lien created by, through or under the Lessor other than Permitted Liens or Liens created at the request of or as a result of the actions of the Lessee or anyone acting by, through or under the Lessee (whether as lessee under this Lease or as ground lessor under the Ground Lease), or a result of the failure of the Lessee to carry out any of its obligations under this Lease or the other Operative Documents, and (ii) without recourse, representation or warranty of any nature whatsoever (except as to the absence of such Liens as aforesaid).

          (b) Whenever the Lessee has the right to purchase or transfer to itself the Facility (or any part thereof) pursuant to any provision of this Lease, the Lessee may cause such purchase to be effected by, or such transfer to be effected to, any other Person specified by the Lessee, but in no event shall the Lessee be relieved from any of its obligations hereunder as a result thereof.

          (c) Upon any sale or transfer of the Facility pursuant to any provision of this Lease, the Lessee shall pay the expenses of the Agent and the Lessor, including, without limitation, reasonable attorneys' fees and expenses, in connection with such sale or transfer.

          (d) If, on the Lease Termination Date or on the Cancellation Date, as applicable, the Lessee or any of its Affiliates has not elected to acquire the Facility, the Lessee shall surrender the Facility to the Lessor free from all Liens except Permitted Liens (other than those described in clause (i)(b) of the definition of Permitted Liens), in the same operating condition (except for ordinary wear and tear) and in compliance in all material respects with all Governmental Requirements and Insurance Requirements. To evidence the foregoing and accomplish the surrender of the Facility, the Lessee shall provide the following items: (x) in the event of a Termination Event under Section 15(a)(i)(A) within three (3) months following notice by the Lessee to the Lessor under Section 2(b) of its election not to purchase the Facility, with final confirmation of the same at least thirty (30) days but not more than sixty (60) days prior to the then current Lease Termination Date, and (y) in the event of a Termination Event under Section 15(a)(i)(B), as soon as practicable but in any event at least three (3) Business Days prior to the Lease Termination Date or Cancellation Date, as applicable:

          (i) evidence satisfactory to the Lessor and the Agent that all Applicable Permits, Related Contracts, and all other rights and services obtained by the Lessee and related to the development and maintenance of the Facility (to the extent transferable) have been, or on or prior to the Lease Termination Date shall be, transferred to the Lessor (or the Lessor has been, or on or prior to the Lease Termination Date or Cancellation Date, as applicable, shall be, given the right to use each such item) and can be transferred to (or used by) any successor or assignee of the Lessor without further consent or approval by any Person (subject only to normal Governmental Requirements);

          (ii) conveyancing, assignment, transfer, termination and other documents that, in the sole discretion of the Lessor, the Agent and the Lenders, are sufficient to (A) vest in the Lessor good and marketable title to the Facility, free and clear of all Liens except Permitted Liens (other than those described in clause (ii)(b) of the definition of Permitted Liens) and (B) terminate the rights of the Lessee and all other Persons in and to the Facility;

          (iii) evidence satisfactory to the Lessor and the Agent that the Facility has been developed and maintained in accordance with the requirements of the Operative Documents, all Governmental Requirements, all Applicable Permits and prudent industry practices;

          (iv) evidence satisfactory to the Lessor and the Agent, in their sole discretion, that (A) no default exists under the Agency Agreement, (B) all agreements and arrangements to provide the services and rights contemplated by the Agency Agreement are in place, executed by the parties thereto, and are valid, enforceable and in full force and effect on or before the Lease Termination Date or Cancellation Date therefor, as applicable and (C) such agreements and arrangements adequately provide for the services and other rights contemplated by the Agency Agreement;

          (v) an Environmental Assessment; and

          (vi) such other documents, instruments, assessments, investigations, legal opinions, surveys and other items as the Lessor and/or the Agent may reasonably request to evidence to the satisfaction of each of the Lessor, the Agent and the Lenders (in each case, in their sole discretion) that (A) the Lessor has all Property, services, Permits, assets and rights necessary to own, operate and maintain the Facility and to complete any development of the Facility commenced by the Lessee, as agent for the Lessor under the Agency Agreement, from and after the Lease Termination Date or Cancellation Date, as applicable, and (B) no Default, Loss Event or Casualty Occurrence then exists.

     To the extent the Facility is not in the condition required by this Section 16(d), the Lessee will pay to the Lessor such additional amounts as are reasonably required to place it in compliance. The Lessee shall also pay all costs and expenses relating to the surrender and clean-up in connection with the surrender of the Facility as may be required by Governmental Requirements or Insurance Requirements or which are otherwise necessary to consummate the delivery of possession of the Facility to the Lessor hereunder.

          Section 17.    Events of Default and Remedies.
                         ------------------------------

          (a) Each of the following acts or occurrences shall constitute an

"Event of Default" hereunder:
-----------------

          (i) default in the payment of the Purchase Price on the Option Date, or in the payment of the Purchase Price or in the Termination Value on the Cancellation Date or the Purchase Closing Date, as applicable, or in the payment of the Purchase Price or the Final Rent Payment or Completion Costs Payment, as applicable, on the Lease Termination Date or the Purchase Closing Date, as applicable; or the default in the payment when due of any Basic Rent or Interim Special Rent and the continuance of such default for five (5) Business Days following notice from the Lessor or the Agent of nonpayment thereafter; or the default in the payment when due of any Supplemental Rent, the amount of any Indemnified Risk or any other amount due hereunder or under any other Operative Document and the continuance of such default for thirty (30) days following notice thereof from the Lessor or the Agent; or

          (ii) any representation or warranty made or deemed made by the Lessee herein, in any other Operative Document or otherwise in writing in connection with or pursuant to this Lease or any other Operative Document, shall be false or misleading in any material respect on the date made or deemed made; or

          (iii) an Event of Default under the Credit Agreement;

          (iv) The Lessee or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (v) an involuntary case or other proceeding shall be commenced against the Lessee or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Lessee or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

          (vi) The Lessee shall fail to observe or perform any covenant or agreement contained in Sections 12, 14 and 26 of this Lease; or

     (vii) The Lessee shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Lease (other than those covered by subsections (i) or (v) above), shall fail to observe or perform any covenant or agreement contained or incorporated by reference in any Operative Document (other than those covered by subsections (i) or (v) above or giving rise to an Event of Default pursuant to subsection (iii) above), and in either case such failure shall not have been cured within thirty (30) days after the earlier to occur of (A) written notice thereof has been given to the Lessee by the Agent at the request of the Required Lenders or (B) the chief financial, chief operating, chief legal or an executive, senior financial or accounting officer of the Lessee otherwise becomes aware of any such failure; or

          (viii) The Lessee shall abandon the Facility; provided however that for purposes of this Section 17(a)(vii), the term "abandon" shall not include the mere failure of the Lessee to occupy the Facility so long as Lessee continues to perform its obligations hereunder and other Operative Documents including without limitation maintenance of the Facility, maintenance of required insurance, compliance with Governmental Requirements and Insurance Requirements and payment of all Rent.

          (b) Upon the occurrence and during the continuance of any Event of Default, the Lessor may do any one or more of the following (without prejudice to the obligations of the Lessee under Section 15(b)(ii)):

          (i) proceed by appropriate judicial proceedings, either at law, in equity or in bankruptcy, to enforce performance or observance by the Lessee of the applicable provisions of this Lease, or to recover damages for the breach of any such provisions, or any other equitable or legal remedy, all as the Lessor shall deem necessary or advisable; and/or

          (ii) by notice to the Lessee, either (x) terminate this Lease in accordance with Section 15, whereupon the Lessee's interest and all rights of the Lessee to the use of the Facility shall forthwith terminate subject to the Lessee's rights under such Section 15 to acquire the Facility on the Purchase Closing Date as provided herein, but the Lessee shall remain liable with respect to its obligations and liabilities hereunder; or (y) terminate the Lessee's right to possession of the Facility or any part thereof; and/or

          (iii) exercise any and all other remedies available under applicable law or at equity.

          (c) After the occurrence and during the continuance of a Cancellation Event or Termination Event, in the event the Lessor elects not to terminate this Lease and the Lessee has not exercised its option under Section 15(c), this Lease shall continue in effect and the Lessor may enforce all of the Lessor's rights and remedies under this Lease, including, without limitation, the right to recover the Interim Rent Basic Rent and Supplemental Rent, any Completion Costs and all other yield protection payments and other amounts with respect thereto, as it becomes due under this Lease. For the purposes hereof, the following do not constitute a cancellation or termination of this Lease: (i) acts of maintenance or preservation of the Facility or any part thereof, (ii) efforts by the Lessor or the Agent to relet the Facility or any part thereof, including, without limitation, termination of any sublease of the Facility and removal of any subtenant from the Facility, (iii) or the appointment of a receiver upon the initiative of the Lessor to protect the Lessor's interest under this Lease.

          (d) If (i) on the Lease Termination Date, the Facility is not acquired by the Lessee or its designee by payment of the Purchase Price, or (ii) on the Cancellation Date or Option Date, the Lessee or its designee has defaulted in its obligation to acquire the Facility and pay the Purchase Price, or if applicable, the Termination Value, in accordance with the Lessee's election under Section 15(b)(ii), then the Lessor shall have the immediate right of possession of the Facility and the right to enter onto the Site, and the Lessor may thenceforth hold, possess and enjoy such Facility free from any rights of the Lessee and any Person claiming by, through or under the Lessee. The Lessor shall be under no liability by reason of any such repossession or the Facility or entry onto the Site.

          (e) Should the Lessor elect to repossess the Facility or any part thereof upon cancellation or termination of this Lease or otherwise in the exercise of the Lessor's remedies, the Lessee shall peaceably quit and surrender the Facility or any such part thereof to the Lessor and either (i) deliver possession of the Facility to the Lessor or (ii) allow the Lessor or its agents or assigns to enter onto the Site to remove any and all of the Property comprising the Facility at the expense of the Lessee, and neither the Lessee nor any Person claiming through or under the Lessee shall thereafter be entitled to possession or to remain in possession of the Facility or any part thereof but shall forthwith peaceably quit and surrender the Facility to the Lessor.

          (f) At any time after the repossession of the Facility or any part thereof, whether or not this Lease shall have been cancelled or terminated, the Lessor may (but shall be under no obligation to) relet the Facility or the applicable portion thereof without notice to the Lessee, for such term or terms and on such conditions and for such usage as the Lessor in its sole and absolute discretion may determine. The Lessor may collect and receive any rents payable by reason of such reletting, and the Lessor shall not be liable for any failure to relet the Facility or for any failure to collect any rent due upon any such reletting.

          (g) The remedies herein provided in case of an Event of Default are in addition to, and without prejudice to, the Lessee's continuing obligations under
Section 15(b)(ii), and shall not be deemed to be exclusive, but shall be cumulative and shall be in addition to all other remedies existing at law, in equity or in bankruptcy. The Lessor may exercise any remedy without waiving its right to exercise any other remedy hereunder or existing at law, in equity or in bankruptcy.

          (h) No waiver by the Lessor hereunder of any Default or Event of Default shall constitute a waiver of any other or subsequent Default or Event of Default. To the extent permitted by applicable law, the Lessee waives any right it may have at any time to require the Lessor to mitigate the Lessor's damages upon the occurrence of a Default or Event of Default by taking any action or exercising any remedy that may be available to the Lessor, the exercise of remedies hereunder being at the discretion of the Lessor.

          Section 18.    Change in the Lessee's Name or Structure.  The Lessee
                         ----------------------------------------
will not change its name, identity or corporate structure (including, without limitation, by any merger, consolidation or sale of substantially all of its assets) without notifying Lessor of such change in writing at least sixty (60) days prior to the effective date of such change.

          Section 19.    Inspection; Right to Enter Premises of the Lessee.
                         -------------------------------------------------
Subject to the provisions of Section 11.13 of the Credit Agreement, the Lessee shall permit, and cause each of its Subsidiaries to permit, the Agent, the Lessor, any Lender or their respective authorized representatives may (but without any obligation to do so) (i) enter upon the Site or any premises of the Lessee at which books and records relating to the Site are located at reasonable times upon reasonable advance notice and upon execution of customary nondisclosure agreements in order to inspect the Facility (subject to compliance with applicable safety requirements of the Lessee and applicable Governmental Requirements) and to examine, audit and make abstracts from any such books and records and to discuss the condition, compliance with Governmental Requirements, performance of the Facility and the respective affairs, finances and accounts of the Lessee and its Subsidiaries with their respective officers, employees and independent accountants. The Lessee agrees to coordinate and assist in such visits and inspections, in each case at such reasonable times and as often as reasonably may be desired.

          Section 20.    Right to Perform the Lessee's Covenants.  Subject to
                         ---------------------------------------
Section 13, if the Lessee shall fail to make any payment or perform any act required to be made or performed by it hereunder, the Agent or the Lessor, upon notice to or demand upon the Lessee but without waiving or releasing any obligation or Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Lessee as, at the Lessor's sole discretion, may be necessary or appropriate therefor and, upon the occurrence and during the continuance of a Cancellation Event or Termination Event, may enter upon the Site for such purpose and take all such action thereon as, at the Lessor's sole discretion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of the Lessee. All sums so paid by the Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses so incurred) shall be paid by the Lessee to the Lessor on demand as Supplemental Rent.

          Section 21.    Participation by Co-Lessees or Sublessees.
                         -----------------------------------------

          (a) Except as permitted or required by the Credit Agreement or otherwise permitted in this Section 21 or Section 12(c), neither the Lessor nor the Lessee may assign its rights or obligations under this Lease without the prior consent of all of the Lenders and the Agent. Unless an Event of Default is then in existence, the Lessor may not assign its rights or obligations under this Lease without the prior consent of the Lessee. The Lessor has granted a Lien on this Lease to the Agent for the benefit of the Lenders to secure the obligation of the Lessor under the Credit Agreement. The Agent, acting on behalf of the Lenders, shall be entitled to exercise all of the rights, remedies, powers and privileges herein conferred upon Lessor (including, without limitation, in any bankruptcy proceeding), to give or withhold all consents required to be obtained from Lessor hereunder, to give all notices on behalf of the Lessor including notices regarding Rent, Interim Special Rent, the Final Rent Payment or Completion Costs Payment, as applicable, and Supplemental Rent due hereunder, to receive all payments to be made to the Lessor hereunder and to approve any sale of the Facility pursuant to Section 15 to a Person other than the Lessee or any designee of the Lessee or for a price less than the Termination Value; provided, however, that nothing herein shall be deemed to
                    --------  -------
be a waiver or relinquishment of the right of the Lessor to receive Supplemental Rent for its out of pocket costs and expenses as described in Section 3(d)(i) or to be indemnified for any matter for which Lessor is entitled to indemnification hereunder.

          (b) The Lessor and the Lessee may from time to time, so long as no Default, Event of Default, Cancellation Event or Termination Event shall have occurred and be continuing, enter into documentation amending this Lease and, as necessary, the other Operative Documents, to evidence the undertaking of a Person (a "Co-Lessee") to be responsible for all or certain obligations of the
           ---------
Lessee and the attendant reduction in the obligations of the Lessee hereunder, subject in every case to (i) the prior written approval of the Lessor, the Agent and each Lender, each acting in its sole discretion in approving said Co-Lessee and the documentation amending this Lease and the Operative Documents, it being understood that any of the Lessor, the Agent or the Lenders may for any reason whatsoever elect not to grant such approval, in which case this Lease shall not be amended; (ii) such documentation shall expressly state that such assignment is subject and subordinate to the terms of this Lease and the Liens created by the Security Instruments; and (iii) the Lessee remaining primarily liable for all obligations of the tenant of the Facility under this Lease. Any assignment made otherwise than as expressly permitted by this Section 21(b) shall be null and void and of no force and effect.

          Section 22.    Notices.  Except as otherwise provided herein, all
                         -------
notices and other communications provided for hereunder shall be in writing (including telecopier and other readable communication) and mailed by certified mail, return receipt requested, telecopied or otherwise transmitted or delivered, if to the Lessee, at One Technology Parkway, South, Norcross, Georgia 30092-2967, Attention: Harvey A. Wagner, Telecopier: (770) 903-4700, with a copy to Lessee at Lessee's address but to the Attention of William Eason, Esq., Telecopier (770) 903-4823 and a copy to Charles T. Sharbaugh, Esq., Paul, Hastings, Janofsky & Walker, Suite 2400, 600 Peachtree Street, Atlanta, Georgia 30308, Telecopier (404)815-2424; if to the Lessor, at 191 Peachtree Street, N.E., Atlanta, Georgia 30303, Attention: Operations Manager, Telecopier: (404) 332-4005; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, if so mailed, telecopied or otherwise transmitted, be effective when received, if mailed, or when the appropriate answer back or other evidence of receipt is given, if telecopied or otherwise transmitted, respectively. A notice received by the Lessor or the Agent by telephone shall be effective if the Lessor or the Agent believes in good faith that it was given by an authorized representative of the Lessee and acts pursuant thereto, notwithstanding the absence of written confirmation or any contradictory provision thereof.

          Section 23.  Amendments and Waivers.  The provisions of this Lease may
                       ----------------------
from time to time be amended, modified or waived only if such amendment, modification or waiver is in writing and consented to by the Lessee, the Lessor and the Agent.

          Section 24.  Severability.  Any provision of this Lease which is
                       ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 25.  Federal Income Tax Considerations.  It is the
                       ---------------------------------
understanding of the parties that for income tax purposes this transaction will be treated as a financing and the Lessee will be treated as the owner of the Facility; and the Lessee and the Lessor agree not to take any action inconsistent with such treatment, subject to the following sentence. Notwithstanding anything in this Section 25 to the contrary, the Lessor and/or the Agent retain the right to assert that it is the owner of the Facility subject to this Lease for income tax purposes in the event that there is a determination (within the meaning of Section 1313 of the Code, or with respect to state or local income tax, a comparable determination under state or local law) that the Lessee is not to be treated as the owner of the Facility; provided, however, with the prior written approval of the Agent and the Lenders
-----------------
exercised in their sole discretion, Lessor and Lessee agree that as a result of any such income tax determination, Lessor and Lessee will endeavor to amend this Lease to eliminate such determination, provided that Lessor shall in no event be obligated to amend any provision of this Lease.

          Section 26.  Other Provisions.  In order to protect the rights and
                       ----------------
remedies of the Lessor and the Lessee for the purposes of Federal, state and local income and taxes, ad valorem taxes, state and local sales taxes, documentary stamp and intangible taxes and other taxes relating to or assessable as a result of the execution, delivery or recording of any of the Operative Documents and for purposes of Title 11 of the United States Code (or any other applicable Federal, state or local insolvency, reorganization, moratorium, fraudulent conveyance or similar law now or hereafter in effect), the parties hereto intend that (a) this Lease be treated as the repayment and security provisions of loans by Lessor to Lessee in the face amount of the Facility Cost,
(b) all payments of Rent, the Purchase Price and the Termination Value be treated as payments of principal, interest and other amounts owing with respect to such loans, respectively, (c) the Lessee should be treated as entitled to all benefits of ownership of the Facility or any part thereof, (d) this Lease be treated as a deed to secure debt and security agreement or other similar instrument (this Lease, as so treated, is the "Mortgage") from Lessee, as grantor, to the Lessor,
                              --------
as grantee, passing title to, on that part of the Facility constituting real property and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage and that the Lessee, as grantor, hereby grants, bargains, sells, conveys, assigns, transfers and sets over unto the Lessor, as grantee, for the use and benefit of the Agent and the Lenders, Lessee's right, title and interest in and to any real property of any kind or character comprising the Facility and all proceeds therefrom, to have and to hold said real property and all parts, rights, members and appurtenance thereof to the use, benefit and behoof of the Lessor, for the use and benefit of the Agent and the Lenders, in fee simple forever and Lessee covenants that Lessee is lawfully seized and possessed of the aforesaid real property and has good right to convey the same, that the same is unencumbered except for the Permitted Liens and that Lessee does warrant and will forever defend title thereto against the claims of all persons whomsoever; and (ii) as a security agreement from the Lessee, as debtor, to the Lessor, as secured party, encumbering the Facility and all fixtures comprising the Facility, and that the Lessee, as debtor, hereby grants to the Lessor, for the use and benefit of the Agent, the Lenders and the Lessor, as beneficiaries, as secured parties (collectively, the "Secured Party") a first and prior Lien on and security
                    -------------
interest in the fixtures comprising the Facility and all proceeds therefrom, in each case being effective as of the date of this Lease. In such event, the Lessor shall have all of the rights, powers and remedies of a grantee and a secured party available under applicable law, including, without limitation, judicial or nonjudicial foreclosure or power of sale, as and to the extent available under applicable law, and the amounts secured by the Liens and security interests shall be the collective amount of the aggregate unpaid Loans together with unpaid interest thereon, and the aggregate unpaid LI Advances and unpaid LI Yield, plus any other amounts owing to the Lessor, the Agent or the Lenders under the Operative Documents (including, without limitation, Supplemental Rent, any Completion Costs and all indemnification amounts) (collectively, the "Secured Amount"). The filing of this Lease (or a memorandum hereof) shall be deemed to constitute the filing of a deed to secure debt and the filing of any financing statement in connection with this Lease shall be deemed to constitute the filing of a financing statement to perfect the deed to secure debt security title and security interests in the Facility as aforesaid to secure the payment of all amounts due from time to time from the Lessee to the Lessor under this Lease and the other Operative Documents. If this transaction is treated as a financing, the obligation arising hereunder shall be with full recourse to the Lessee and shall not be treated as recourse only to the Facility. To the fullest extent permitted by applicable law, the Lessor and the Lessee intend that the Facility (other than the real property constituting the Site) be and remain at all times personal property regardless of the manner or extent to which any of the Facility (other than the real property constituting the Site) may be attached or affixed to any real property. Except as required by applicable law, the Lessee shall not under any circumstances take any action or make any filing or recording which would cause the Facility (other than the real property constituting the Site) to be deemed to be real property or permit any Person to obtain any interest in the Facility (other than the real property constituting the Site) as a result of the Facility (other than the real property constituting the Site) being deemed to be in whole or in part real property.

          This Mortgage secures and shall be security for any and all future advances made by Secured Party to Lessee. Nothing contained herein shall be deemed an obligation on the part of the Secured Party to make any further advances.

          In order to preserve the security interest and security title provided for herein, each of the Lessor and the Lessee agrees to abide by the following provisions with regard to the Facility (for purposes of this Section, hereinafter referred to as "Collateral"):
                            ----------

          (a) Change in Location of Collateral or the Lessee.  The Lessee (i)
              ----------------------------------------------
will notify the Secured Party on or before the date of any change in (A) the location of the Collateral (B) the location of Lessee's chief executive office or address, (C) the name of the Lessee and (D) the corporate structure of the Lessee, and (ii) will, on or before the date of any such change, prepare and file new or amended financing statements as necessary so that the Secured Party shall continue to have a first and prior perfected Lien (subject only to Permitted Liens) in the Collateral after any such change.

          (b) Documents; Collateral in Possession of Third Parties.  If
              ----------------------------------------------------
certificates of title or other documents evidencing ownership or possession of the Collateral are issued or outstanding, the Lessee will cause the interest of the Secured Party to be properly noted thereon and will, forthwith upon receipt, deliver same to the Secured Party. If any Collateral is at any time in the possession or control of any warehouseman, bailee, agent or independent contractor, the Lessee shall notify such Person of the Secured Party's security interest in such Collateral. Upon the Secured Party's request, the Lessee shall instruct any such Person to hold all such Collateral for the Secured Party's account subject to the Lessee's instructions, or, if an Event of Default shall have occurred and be continuing, subject to the Secured Party's instructions.

          (c) Sale, Disposition or Encumbrance of Collateral.  Except for
              ----------------------------------------------
Permitted Liens, subleases permitted under Section 12(c), as permitted by any of the Operative Documents or with the Secured Party's prior written consent, the Lessee will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, assign, lend, rent, lease or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than the Secured Party.

          (d) Proceeds of Collateral.  Except pursuant to the express provisions
              ----------------------
of any of the Operative Documents, the Lessee will deliver to the Secured Party promptly upon receipt all proceeds delivered to the Lessee from the sale or disposition of any Collateral. This Section shall not be construed to permit sales or dispositions of the Collateral except as may be elsewhere expressly permitted by this Lease or the other Operative Documents.

          (e) Further Assurances.  Upon the request of the Secured Party, Lessee
              ------------------
shall (at Lessee's expense) execute and deliver all such mortgages, deeds of trust, deeds to secure debts, assignments, certificates, financing statements or other documents and give further assurances and do all other acts and things as the Secured Party may reasonably request to perfect the Secured Party's interest in the Collateral or to protect, enforce or otherwise effect the Secured Party's rights and remedies hereunder, all in form and substance satisfactory to the Secured Party.

          (f) Collateral Attached to Other Property.  In the event that the
              -------------------------------------
Collateral is to be attached or affixed to any real property, the Lessee hereby agrees that a financing statement which is a fixture filing may be filed for record in any appropriate real estate records. If the Lessee is not the record owner of such real property, it will provide the Secured Party with any additional security documents or financing statements necessary for the perfection of the Secured Party's Lien in the Collateral, as requested by the Secured Party.

          (g) Secured Amount.  Should the Secured Amount be paid according to
              --------------
the tenor and effect thereof when the same becomes due and payable hereunder, and should Lessee perform all covenants contained in the Operative Documents in a timely manner, then the Mortgage shall be cancelled and surrendered.

          (h) Lease.  The Lease will not be amended, supplemented or modified
              -----
without the written consent of the Secured Party. All payments under the Lease shall be made only to such account as specified by the Secured Party.

          (i) Mortgage Remedies.  If an Event of Default shall have occurred,
              -----------------
the Lessor, at the direction of Agent, may sell the part of the Facility constituting real property (the "Real Property") or any part of the Real
                                 -------------
Property, at one or more public sale or sales before the door of the courthouse of the county in which the Site or any part of the Site is situated, to the highest bidder for cash, in order to satisfy the Secured Amount and all expenses of sale and of all proceedings in connection therewith, including reasonable attorneys' fees, after advertising the same, place and terms of sale once a week for four (4) weeks immediately proceeding such sale (but without regard to the number of days) in a newspaper in which Sheriffs' Sales are advertised in said county. At any such public sale, Lessor, as grantee, may execute and deliver to the purchaser a conveyance of the Real Property or any part of the Real Property in fee simple with full warranties of title, and to this end, Lessee, as grantor, hereby constitutes and appoints Lessor the agent and attorney-in-fact of Lessee to make such sale and conveyance, and thereby to divest Lessee of all right, title and equity that Lessee may have in and to the Real Property and to vest the same in the purchaser or purchasers at such sale or sales and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Lessee. The aforesaid power of sale and agency hereby granted or coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Secured Amount and shall not be exhausted by one exercise thereof but may be exercised until full payment and performance of all the Secured Amount. In the event of any sale under this subsection (i) by virtue of the exercise of the powers herein granted, pursuant to any order and any judicial proceeding or otherwise, the Real Property may be sold as an entirety or in separate parcels and in such manner or order as Lessor, upon direction by Agent in its sole discretion may elect, and if Lessor so elects, until the entire Real Property is sold or the Secured Amount then payable are paid and performed in full. If the Secured Amount is now or hereafter further secured by any chattel mortgages, pledges, conflicts of guaranty, assignments of lease or security instruments, Lessor, as grantee, may at its option exhaust the remedies granted under any of said security instruments either concurrently or independently, and in such order as Lessee, as grantee, may determine. Upon any foreclosure sale pursuant to the power herein granted or otherwise, Lessor, as grantee, may bid for and purchase the Real Property and shall be entitled to apply all or any part of the Secured Amount secured hereby as a credit to the purchase price.

          Section 27.  Miscellaneous.
                       -------------

          (A) ENTIRE AGREEMENT.  THIS LEASE AND THE OTHER OPERATIVE DOCUMENTS
              ----------------
EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE LESSEE AND THE LESSOR AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF. THIS WRITTEN LEASE AND THE OTHER OPERATIVE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          (B) LESSOR EXCULPATION.  NOTWITHSTANDING ANYTHING TO THE CONTRARY
              ------------------
CONTAINED IN THIS LEASE, THE EXECUTION OF THIS LEASE AND ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION HEREWITH SHALL NOT IMPOSE UPON ANY DIRECTOR, OFFICER OR EMPLOYEE OF THE LESSEE, THE AGENT OR THE LESSOR PERSONAL LIABILITY FOR THE LESSEE'S, THE AGENT'S AND THE LESSOR'S RESPECTIVE OBLIGATIONS UNDER THIS LEASE OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION HEREWITH; PROVIDED THE FOREGOING SHALL NOT RELIEVE ANY SUCH DIRECTOR, OFFICER OR EMPLOYEE OF PERSONAL LIABILITY FOR HIS OR HER FRAUD OR INTENTIONAL MISCONDUCT. THE SOLE RECOURSE OF LESSEE HEREUNDER SHALL BE AGAINST LESSOR'S RIGHTS AND INTERESTS IN THE SITE AND THE FACILITY.

          (c) Interpretation.  Captions and section headings appearing herein
              --------------
are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          (D) GOVERNING LAW; SUBMISSION TO JURISDICTION.  THIS LEASE AND THE
              -----------------------------------------
RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO RELATING TO THE FACILITY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

          (e) No Third Party Beneficiaries.  Nothing in this Lease, express or
              ----------------------------
implied, shall give to any Person, other than the parties hereto and the Agent and their respective successors and permitted assigns, any benefit or any legal or equitable right, remedy or claim under this Lease including, without limitation, under any provision of this Lease regarding the priority or application of any amounts payable hereunder.

          (f) Counterparts.  This Lease may be executed in any number of
              ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          (g) Lessee Obligations with Respect to Ground Lease.  In addition to
              -----------------------------------------------
its obligations under this Lease, so long as this Lease remains in effect, Lessee shall pay, as lessee thereunder, and perform, as lessee thereunder, all of Lessor's obligations under the Ground Lease.

          (h) Invalidity.  In the event that any one or more of the provisions
              ----------
contained in this Lease shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Lease.

          (i) Usury.  Notwithstanding anything to the contrary contained in this
              -----
Lease or any of the Operative Documents, the amounts which the Lessee is obliged to pay pursuant to this Lease and the other Operative Documents, and the amounts which the Lessor, the Agent and the Lenders are entitled to receive pursuant to this Lease and the other Operative Documents, are subject to the limitations set forth in Section 11.15 of the Credit Agreement.

          (j) Time is of the Essence.  Time is of the essence in connection with
              ----------------------
the payment of Rent and all other amounts payable hereunder and the performance of the Lessee's other obligations hereunder.

          (k) Any indemnification obligations of the Lessee for the benefit of the Lessor, the Agent or any Lender set forth in this Lease shall be governed by the procedures established pursuant to Section 11.03(c) of the Credit Agreement.

          IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                    LESSOR:

Signed, sealed and delivered
in the presence of:                 WACHOVIA CAPITAL MARKETS, INC.

/s/ Karen H. McClain
------------------------------
Witness
                                    By: /s/ Joseph J. Thomas
                                        -------------------------------
Notary Public                           Name: Joseph J. Thomas
                                        Title: Senior Vice President
/s/ Maxine Crawford
------------------------------


My Commission Expires:

August 2, 1998
------------------------------
[NOTARY SEAL]

                                    LESSEE:


Signed, sealed and delivered
in the presence of:                 SCIENTIFIC-ATLANTA, INC.
                                    a Georgia corporation
/s/ Julia S. Keating
------------------------------
Witness
                                    By: /s/ H.A. Wagner
                                        ----------------------------
Notary Public                           Name:  Harvey A. Wagner
                                        Title: Senior Vice President-
                                               Finance, Chief Financial
                                               Officer & Treasurer
My Commission Expires:
September 26, 1999

[NOTARY SEAL APPEARS HERE]
                                                   [CORPORATE SEAL]

                        EXHIBIT A TO THIS AGREEMENT IS

                      NOT FILED WITH THIS EXHIBIT 10(t),

                        BUT IS AVAILABLE UPON REQUEST.